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                                  EXHIBIT 10.22

                      FORM OF STANDARD CONSULTING AGREEMENT

                                              CONSULTING SERVICES AGREEMENT

         This Consulting Services Agreement (the "Services Agreement") is made between SalesLogix Corporation, a Delaware corporation ("SalesLogix") and ______________________________________________________, a _____________________
corporation ("Customer"). SalesLogix and Customer agree as follows:


1.  DEFINITIONS; TERMS AND CONDITIONS

    Invention - the term "Invention" shall mean any idea, design, concept, technique, invention, discovery, enhancement or improvement, whether or not patentable, that is conceived or reduced to practice by one or more persons during or in connection with the performance of consulting services under this Services Agreement.

    Programs - the term "Programs" means any computer software program or programs, or any portion of such program or programs, together with all related materials, documentation and information, or any portion thereof and any modifications, corrections, improvements, enhancements and updates thereto, in any form, tangible or intangible, used by SalesLogix in connection with providing consulting services under this Services Agreement.

    Terms and Conditions - The "Terms & Conditions" attached are part of this Services Agreement and are incorporated herein by this reference, with the same force and effect as if fully set forth herein.

    Tools - The term "Tools" means any method, process or technique used by SalesLogix in connection with providing consulting services under this Services Agreement.

2.  SERVICES

    This Services Agreement is a foundation document to establish a consulting services relationship between SalesLogix and Customer. This Services Agreement shall be supplemented from time to time by individual work orders, or other agreements, signed by each party, which define the specifics of each consulting project (each, a "Work Order"). Each Work Order shall describe the work to be performed (the "Work Product"), the timeframe for the project, the compensation to be paid SalesLogix and shall become part of this Services Agreement. SalesLogix shall perform such services as set forth in the Work Order. Services which are to be compensated on a per day basis shall be calculated based on an eight (8) hour day. Any changes to a Work Order shall be made in a writing signed by both parties.

3.  CUSTOMER-FURNISHED PROPERTY

    Customer shall furnish SalesLogix at Customer's expense (a) all technical matter, data, information and operating supplies, together with knowledgeable personnel, as determined by SalesLogix to be necessary for the performance of the Work Orders, (b) suitable workspace, and (c) access to a Customer computer so configured and at such times as SalesLogix requires for the performance of the Work Orders.

4.  SALESLOGIX-FURNISHED PROPERTY; INVENTIONS

    SalesLogix has designed and developed certain Programs and Tools which are helpful in performing certain consulting services. In connection with providing consulting services under this Services Agreement, SalesLogix may use, in its discretion, such Programs and Tools. SalesLogix may also use or develop new Programs, Tools or Inventions while providing services to Customer under this Services Agreement. SalesLogix retains ownership of and all rights to any Programs, Tools and Inventions and Customer agrees to cooperate with SalesLogix in executing and recording any additional documents which are necessary or desirable to vest these rights in SalesLogix. Except as otherwise expressly provided in a separate, written license agreement signed by SalesLogix, if any, no license or other right to the Programs, Tools or Inventions is granted or transferred to Customer by this Services Agreement or any Work Order.

5.  CONFIDENTIAL INFORMATION

    SalesLogix shall not use or disclose Customer Confidential Information except as necessary to perform services pursuant to this Services Agreement. For purposes of this Services Agreement, "Customer Confidential Information" shall mean written information which relates to Customer's research, development or business activities, which is designated as confidential by Customer in writing to SalesLogix and which is disclosed to SalesLogix in connection with SalesLogix's performance of services pursuant to this Services Agreement, but shall not include any Invention or any information which is previously known to SalesLogix without obligation of confidence or without breach of this Services Agreement, is publicly disclosed either prior to or subsequent to SalesLogix's receipt of such information, is rightfully received by SalesLogix from a third party without obligation of confidence or is independently developed by SalesLogix.

6.  WORK PRODUCT/RIGHTS IN DATA

         The Work Product prepared for and submitted to Customer pursuant to each Work Order shall become the property of Customer, subject to the provisions of Section 1 of the Terms & Conditions and Section 4 above; provided however, that with respect to a Work Order requesting that SalesLogix develop a "Software Interface" (as defined below) the following provisions in this Section 6 shall control issues relating to ownership. If SalesLogix is asked to develop a Software Interface pursuant to specifications provided by Customer, then Customer shall own all rights to the Software Interface, including copyrights and object code embodied in the Software Interface, except to the extent the Software Interface contains any confidential or proprietary information of SalesLogix (including SalesLogix source code and object code) which existed as of the date SalesLogix received the specifications from Customer. Whether or not SalesLogix uses such preexisting confidential or proprietary information (including source code or object code) in building the Software Interface, all ownership rights to such preexisting confidential or proprietary information shall remain with SalesLogix. To the extent SalesLogix embeds any preexisting confidential or proprietary information (including source code or object code) in the Software Interface, SalesLogix shall be deemed to confer to Customer an object code license to use and distribute such preexisting confidential or proprietary information on the same terms (and without any additional royalty obligation) that Customer is licensed to use and distribute the SalesLogix software products upon which the Software Interface is built. As used in this Section, "Software Interface" means an object code and/or source code product which is created as an industry template or similar specialized interface for use with one or more SalesLogix software products.
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7.  INDEPENDENT CONTRACTOR

    The parties agree that SalesLogix is an independent contractor and shall retain sole discretion and judgment in the manner the services are to be performed. Neither party is, nor shall be considered to be, an agent, distributor, partner, joint venturer or representative of the other party for any purpose.

8.  NONSOLICITATION OF EMPLOYEES

    During the term of this Services Agreement and for twelve (12) months thereafter, the parties agree not to solicit or hire any person who, to the soliciting or employing party's knowledge, was an employee of the other at any time during the prior twelve (12) months.

9.  DELAYS

    SalesLogix shall exercise reasonable, good-faith efforts in performing the services to be provided under this Services Agreement in a timely manner as specified in the Work Order but shall not be liable for any delays resulting from circumstances or causes beyond its reasonable control.

10. INSURANCE

    SalesLogix agrees to carry the following types and amounts of insurance and shall deliver, upon written request by Customer, evidence of such insurance:

    a. Workers' Compensation insurance in an amount sufficient by virtue of the laws of the State of Arizona;

    b. General Liability insurance in which the limit of liability for injuries, including accidental death, and property damage is no less than U.S. $1,000,000 for any one occurrence; and

11. CANCELLATION OF WORK ORDERS

    Customer may cancel any outstanding Work Order upon written notice of such cancellation. Cancellation of a Work Order shall be effective on the first business day following actual receipt by SalesLogix of written notice of cancellation. In the event of a cancellation of a Work Order, Customer shall pay SalesLogix for all services performed, if any, as of the effective date of the cancellation at the rates provided in the applicable Work Order, together with a cancellation fee equal to the greater of: (a) twenty percent (20%) of the total price for services to be rendered pursuant to the applicable Work Order, or (b) the amount of fees that would have accrued for services performed during the ten
(10) day period following the effective date of the cancellation had the Work Order not been cancelled.

12. TERM OF SERVICES AGREEMENT; TERMINATION

    a. Termination. The effective date of this Services Agreement is noted below. Either party may terminate this Services Agreement by written notice to the other party. The Termination Date shall be the date sixty (60) calendar days after the effective date of the written notice of termination. No new Work Orders may be entered into after the Termination Date, but termination of this Services Agreement by either party will not effect a cancellation or termination of any Work Orders signed by both parties prior to the Termination Date (the "Remaining Work Orders"). Services to be performed under Remaining Work Orders will continue until completion unless Customer cancels any or all of such Remaining Work Orders pursuant to Section 11 hereof. This Services Agreement will remain in effect with respect to the Remaining Work Orders until their completion, at which time this Services Agreement will expire automatically.

    b. Expiration. If no new Work Orders are executed during a period of twelve
(12) consecutive months, this Services Agreement shall expire automatically, unless there are then outstanding Work Orders, in which case this Services Agreement shall expire upon completion of all services pursuant to outstanding Work Orders.
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         Customer, by signing below, expressly affirms to SalesLogix that
Customer has carefully read and understands this entire Agreement, including the Terms and Conditions attached hereto, and that this Agreement contains the complete and exclusive statement of the agreement between Customer and SalesLogix and supersedes and replaces all prior proposals, understandings and agreements, oral or written.

         The effective date of this Services Agreement is the _______ day of _____________, 19___. This Services Agreement is binding only if executed by a SalesLogix corporate officer.




               Customer                              SalesLogix

By:                                         By:
   ------------------------------              ------------------------------
         Authorized Signature                        Authorized Signature


--------------------------------            -----------------------------------
             Printed Name                            Printed Name

--------------------------------            -----------------------------------
                 Title                               Title

--------------------------------            -----------------------------------
                Address                     SalesLogix Corporation
                                            8800 North Gainey Center Drive
--------------------------------            Suite 200
           City, State & Zip                Scottsdale, AZ  85258

--------------------------------
                Country
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                               TERMS & CONDITIONS

PLEASE NOTE:      These terms and conditions are incorporated by reference into
                  Customer's agreement with SalesLogix Corporation
                  ("SalesLogix"). "Services Agreement" shall mean any "Consulting Services Agreement" between Customer and
                  SalesLogix. "Agreement" shall mean these Terms & Conditions, and any Services Agreement or Work Order. Capitalized terms not otherwise defined shall have the meanings ascribed in the Services Agreement.


1.  INTELLECTUAL PROPERTY RIGHTS; CONFIDENTIALITY

    a. Intellectual Property Rights. Customer hereby acknowledges that the Programs, Tools and Inventions, if any (including methods, processes or techniques utilized in such Programs, Tools and Inventions) are proprietary to and valuable trade secrets of SalesLogix and are protected by United States copyright law and international treaties. Neither these Terms & Conditions nor any Services Agreement transfer any title to or ownership rights in any Program, Tool or Invention, or copy thereof, to Customer. Customer shall take no actions which impair or infringe SalesLogix's intellectual property rights and shall give immediate written notice to SalesLogix of any claim of infringement it becomes aware of with respect to any Program, Tool or Invention. Customer shall not use, copy, modify, transfer, download, merge, make any translation or derivative work or otherwise deal with the Programs, Tools and Inventions except as expressly provided in this Agreement. In no event shall Customer cause or permit the disassembly, reverse compilation or other decoding of any Program, Tool or Invention.

    b. Confidentiality. Customer agrees to maintain the confidential nature of the Programs, Tools and Inventions. Customer shall maintain the Tools, Programs and Inventions free of all liens or claims and shall take all reasonable steps required by SalesLogix to confirm title to the Tools, Programs and Inventions in SalesLogix. Customer shall exercise at least the same degree of care to protect the confidentiality of the Tools, Programs and Inventions as Customer would exercise in protecting Customer's own similar confidential information. Customer agrees to take all steps necessary to ensure that the Tools, Programs and Inventions shall not be disclosed to, or used by, any person, association or entity except Customer's own employees and consultants and then only on a need to know basis

    c. Defined Term. For purposes of this Section 1, the term "SalesLogix" shall include SalesLogix Corporation and any third party from whom SalesLogix Corporation has received the right to license the Programs, Tools and Inventions.

    d. Survival. The obligations and agreements in this Section shall survive any expiration or termination of this Agreement.

2.  PAYMENT TERMS

    a. Due Date; Late Payments. All payments due under Customer's Agreement with SalesLogix are due upon receipt of invoice (unless otherwise noted on the invoice). If any amount is not paid within thirty (30) days after the due date, SalesLogix shall be entitled to receive, in addition to such amount, interest thereon at the rate of two percent (2%) per month (or such lower rate as shall be the highest permissible contract rate under applicable law) from and after the date the amount was due.

    b. Expenses. When commercial transportation, overnight accommodations, living expenses or computer costs are incurred by SalesLogix in carrying out activities under this Agreement, Customer shall pay to SalesLogix those actual expenses upon presentation of invoice.

    c. Taxes. Customer shall pay all international, federal, state or local tariffs, duties, withholdings and taxes (other than taxes on SalesLogix's net income), including, without limitation, sales, use, excise, privilege, ad valorem and property taxes, or amounts in lieu thereof, based on any fees or charges payable under this Agreement or based on the Programs, Tools and Inventions, their use or any services performed hereunder, whether such tariffs, duties or taxes are now or hereafter imposed by said jurisdictions.

3.  WARRANTIES

    a. Disclaimer of Warranties. EXCEPT FOR THE EXPRESS LIMITED WARRANTIES CONTAINED IN THIS SECTION, ALL OTHER WARRANTIES CONCERNING SERVICES PROVIDED BY SALESLOGIX, EXPRESS OR IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, TITLE, THE CONDITION OF ANY PRODUCT, FITNESS FOR A PARTICULAR PURPOSE, OR INCREASED EFFICIENCY OF USE OF HARDWARE OR SOFTWARE COMPUTER SYSTEMS, DATA OR PROGRAMS, ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED.

    b. Service Agreement Warranties. SalesLogix makes the following warranties to Customer: (i) SalesLogix warrants that it has the right to use the Programs and Tools in connection with the performance of the Services Agreement; and (ii) SalesLogix will use its best efforts to ensure that the Work Product will substantially conform to the description on the applicable Work Order.

4.  REMEDIES

    a. Indemnification. SalesLogix agrees to defend or settle, at SalesLogix's expense, option and discretion, any claim against Customer arising from a claim that SalesLogix's use of the Programs or Tools in connection with performing any Services Agreement, infringes any United States patent or copyright and to indemnify Customer from any settlement or final judgment against Customer related to such infringement claim. Customer shall promptly notify SalesLogix of any claims for which it seeks indemnification hereunder and shall cooperate with SalesLogix in the defense of any such claims as reasonably requested by SalesLogix. Customer shall not independently defend or respond to any such claim. Customer's failure to promptly notify SalesLogix of any claim shall void this indemnification agreement and the warranties made in Section 3(b). THIS IS CUSTOMER'S SOLE REMEDY WITH RESPECT TO A BREACH OF THE WARRANTIES IN SUBSECTION 3(b)(i) OF THESE TERMS & CONDITIONS. SalesLogix's indemnification obligations are also subject to Section 5 of these Terms & Conditions.

    b. Correction of Errors. SalesLogix agrees to use reasonable efforts to correct any error or defect in any Work Product that does not substantially conform to the description on the Work Order. THIS IS CUSTOMER'S SOLE REMEDY WITH RESPECT TO A BREACH OF THE WARRANTY IN SUBSECTION 3(b)(ii) OF THESE TERMS & CONDITIONS.

5.  LIMITATION OF LIABILITY

    WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SALESLOGIX SHALL NOT UNDER ANY CIRCUMSTANCE BE LIABLE TO CUSTOMER OR ANY OTHER PARTY FOR
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ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT
LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, LOST PROFITS, LOST DATA OR COMPUTER HARDWARE OR SOFTWARE DAMAGE, FAILURE OR MALFUNCTION.

6.  TERMINATION

    a. Termination for Breach. Either party may terminate this Agreement upon a material breach of the Agreement by the other, if the breaching party does not cure the breach within forty-five (45) days after written notice from the nonbreaching party specifying the breach. Notwithstanding the foregoing, SalesLogix may terminate this Agreement upon written notice if Customer fails to pay any sums due under this Agreement within thirty (30) days after the due date. Termination by either party for breach shall not release the other party from any liability to the nonbreaching party for such breach.

    b. Duties Upon Termination. Upon expiration or earlier termination of this Agreement, Customer will return to SalesLogix, at Customer's expense, all originals and copies of all Programs (including user manuals and other maintenance and support materials furnished by SalesLogix), permanently purge all machine-readable copies of the Programs from all CPU(s) and storage devices and certify to SalesLogix in writing that the foregoing duties have been performed and that Customer will not in any way use or permit the use of the Programs.

7.  ASSIGNMENT

    Customer's rights and obligations under this Agreement are limited exclusively to Customer and may not be voluntarily or involuntarily (by operation of law or otherwise) assigned, sublicensed or otherwise transferred by or through Customer, in whole or in part, in any manner. A transfer or issuance of any ownership interest shall constitute such a transfer. Any attempted transfer, assignment or sublicense in contravention of this provision shall be void and of no effect.

8.  EXPORT

    Customer will not, without the prior written consent of SalesLogix and, if required, of any governmental authority having jurisdiction, transmit, ship, export or reexport, or disclose, directly or indirectly: (i) any technical data received under or in connection with this Agreement; or (ii) any direct product (including processes and services) produced by the use of any such technical data; to any restricted country or recipient specified in the Export Administration Regulations except as authorized by the United States Department of Commerce or other applicable laws or regulations.

9.  GENERAL PROVISIONS

    a. Amendments. This Agreement may not be amended or modified except in a writing signed by both parties, and any attempt at oral modification shall be void and of no effect.

    b. Entire Agreement. This Agreement, including any Services Agreement, these Terms & Conditions and any Work Orders, contains all the understandings between the parties on the subject matter of this Agreement (superseding any prior oral or written understandings) and there are no other warranties, representations or agreements between them except as set forth in this Agreement.

    c. Delay. Neither party to this Agreement shall be liable for delays or failures in performance (other than payment of money or breach of confidentiality requirements) resulting from acts beyond the reasonable control of such party.

    d. Costs and Attorney Fees. The prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney fees, court costs, costs of investigation, expert fees and other related expenses incurred in connection with any enforcement of rights under this Agreement.

    e. Applicable Law. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, excluding that body of law applicable to choice of law. The parties consent and submit to the jurisdiction and venue of the state and federal courts located in Maricopa County of the State of Arizona to determine the validity, construction and performance of this Agreement. Notwithstanding the foregoing, SalesLogix shall have the right to seek relief in any court of competent jurisdiction to prevent or enjoin the misappropriation, misuse, infringement or unauthorized disclosure of SalesLogix's confidential information or intellectual property rights.

    f. Waivers. The failure or delay of any party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach, after demand for strict performance.

    g. Interpretation. To the fullest extent possible each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable for particular facts or circumstances, such provision shall remain in full force and effect for all other facts or circumstances. If any provision of this Agreement is declared entirely void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

    h. Notices. Any notice or other communication required or permitted hereunder shall be given in writing to the other party at the address stated in the Services Agreement or at such other address as shall be given by either party to the other in writing. Such notice shall be deemed to have been given or made when delivered personally, by confirmed facsimile transmission or five (5) days after being placed, properly addressed with first class, postage prepaid, return receipt requested, in the United States mail, or sent by registered airmail, properly addressed, postage prepaid and return receipt requested.